Middlesex Water Company

                             Middlesex Water Company
                                1500 Ronson Road
                          Iselin, New Jersey 08830-3020
                              tel.732-634-1500
                              fax.732-750-5581
                             www.middlesexwater.com
                        NASDAQ Stock Market Symbol: MSEX

                                                                  April 16, 2002


Dear Stockholder:

     I am pleased to invite you to attend Middlesex Water Company's Annual Meeting of Shareholders that will take place on Wednesday, May 22, 2002, at 11:00 a.m., at the office of the Company, 1500 Ronson Road, Iselin, New Jersey.

     YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of the Directors and management.

     The primary business of the meeting will be election of directors, approval of the selection of Deloitte & Touche LLP as independent auditors for 2002, and approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock, and transaction of such other business as may properly come before the meeting.

     During the meeting, we will report to you on the Company's financial status, operations and other activities during 2001, together with our goals for 2002. We welcome this opportunity to meet with our stockholders and look forward to your comments and questions.

                    I look forward to seeing you on May 22nd.

                                            Sincerely,
                                            /s/J. Richard Tompkins
                                            ----------------------
                                            J. Richard Tompkins
                                            Chairman of the Board


                        Quality Water Service Since 1897


                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
SOLICITATION AND REVOCATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . .         1

SHARES ENTITLED TO VOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1


VOTE REQUIRED AND METHOD OF COUNTING VOTES  . . . . . . . . . . . . . . . . . . .          1


GENERAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1


PROPOSAL 1 - ELECTION OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . .          2


NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2005 - CLASS III . . . .           3

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2002 ANNUAL MEETING . . . . . .                  4

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5


EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6

     Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . .          6

     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . ..          7

     Compensation Pursuant to Pension Plans . . . . . . . . . . . . . . . . . . .          7

     Compensation Committee Interlocks and Insider Participation . . . . . . . . .         8


EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON
 EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9

AUDIT COMMITTEE REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10

STOCK PERFORMANCE GRAPH . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12

PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . .         13

ACCOUNTING FIRM FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13

PROPOSAL 3 - AMENDMENT TO THE RESTATED CERTIFICATE OF
                             INCORPORATION TO INCREASE THE AUTHORIZED COMMON
                             STOCK FROM 10,000,000 SHARES TO 20,000,000 SHARES  .         14

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . .        14

OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14

MINUTES OF 2001 MEETING OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .         15

APPENDIX - PROPOSED AMENDMENT OF ARTICLE 7A OF THE RESTATED
      CERTIFICATE OF INCORPORATION  . . . . . . . . . . . . . . . . . . . . . . .         A-1

                             Middlesex Water Company
                                1500 Ronson Road
                          Iselin, New Jersey 08830-3020
                                  732-634-1500
                             www.middlesexwater.com
                                   ___________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2002
                                       AND
                                 PROXY STATEMENT
                                  ____________

To the Stockholders of Middlesex Water Company

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 22, 2002 , at 11:00 a.m., for the following purposes:

     1. To elect three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2005, and in each case until their respective successors are elected and qualify.

     2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 2002.

     3. To amend the Restated Certificate of Incorporation to increase the authorized Common Stock from 10,000,000 shares to 20,000,000 shares.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only holders of record of Common Stock at the close of business on March 29, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     The Company's Annual Report for the year ended December 31, 2001, has already been mailed to stockholders.

     If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                         By Order of the Board of Directors,

                                        /s/MARION F. REYNOLDS
                                        ---------------------
                                        MARION F. REYNOLDS
                                        Secretary
April 16, 2002
--------------------------------------------------------------------------------
                                    IMPORTANT
              To assure your representation at the meeting, please
                        mail the enclosed proxy promptly.
--------------------------------------------------------------------------------

                            Middlesex Water Company
                                1500 Ronson Road
                          Iselin, New Jersey 08830-3020
                                  732-634-1500
                             www.middlesexwater.com
                                  ____________

                                 PROXY STATEMENT
                                  ____________


     Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held on May 22, 2002, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegram, fax, e-mail or in person by Directors, Officers and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 16, 2002.

     The giving of a proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

     As of March 29, 2002, there were outstanding 7,659,224 shares of Common Stock which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on March 29, 2002, will be entitled to vote at the meeting or any adjournment thereof.

                   VOTE REQUIRED AND METHOD OF COUNTING VOTES

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required. The amendment of Article 7A of the Certificate of Amendment to the Restated Certificate of Incorporation will require the affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock voting at the 2002 Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

                               GENERAL INFORMATION

     Management of the Company is under the general direction of the Board of Directors who are elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held twelve meetings and the Board Committees held eleven meetings during the year 2001. Each incumbent Director attended 95% of the total number of meetings of the Board and Committees on which each served.

     The Board of Directors has an Audit Committee, consisting of John C. Cutting, John R. Middleton, M.D. and John P. Mulkerin, which reviews the scope of the audit, receives and reviews the auditors' annual report, reviews the Audit Committee Charter annually and makes a recommendation to the Board for the appointment of an independent accounting firm for the following calendar year. The Committee held three meetings during the year 2001.

     The Board of Directors has an Executive Development and Compensation Committee, consisting of John C. Cutting, Stephen H. Mundy and Jeffries Shein, which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the 1989 Restricted Stock Plan. The Committee held four meetings during the year 2001.

     The Board of Directors has a Pension Committee, consisting of John C. Cutting, John P. Mulkerin and Jeffries Shein, which reviews investment policies and determines recommended investment objectives for the Company's Pension Plan and serves as trustee for the Company's Voluntary Employees' Beneficiary Association Trust. The Committee meets quarterly with the Company's Investment Managers. The Committee held four meetings during the year 2001.

     The Board of Directors appoints an ad hoc Nominating Committee from time to time as needed. Such a Committee, consisting of John P. Mulkerin, Stephen H. Mundy and Jeffries Shein, was appointed in September 2000 and September 2001. The Committee did not meet during the year 2001. The ad hoc Nominating Committee will consider qualified nominations for Directors recommended by stockholders. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. The Secretary should receive any nominations for Director on or before December 18, 2002.

     J. Richard Tompkins has announced that he intends to retire as Chief Executive Officer of the Company on or about January 31, 2003. If elected a Director at this annual meeting, however, he expects to remain on the Board in his current position as Chairman of the Board.

 PROPOSAL 1

                                             ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders three members of Class III of the Board of Directors are to be elected each to hold office until the Annual Meeting of Stockholders in the year 2005, and in each case until their respective successors are elected and qualified. The present terms of the three Directors included in Class III expire at the year 2002 Annual Meeting.

     Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.

     If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

     There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2002 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

                            NOMINEES FOR ELECTION AS
                DIRECTORS WITH TERMS EXPIRING IN 2005 - CLASS III

                                                               Business Experience
   Name, Period Served as                                    During Past Five Years
     Director of Company            Age                      and Other Affiliations
     -------------------            ---                      ----------------------


John R. Middleton, M.D.              57             Chair of the  Department  of Medicine and
  Director since 1999                                   Chief Medical  Officer of Raritan Bay
                                                        Medical  Center.  Fellow of  American
                                                        College of  Physicians  and Member of
                                                        Editorial      Board      (Infectious
                                                        Diseases) of New Jersey Medicine.
                                                    Member of Audit Committee.

Jeffries Shein (1)                   62             Partner,  Jacobson,  Goldfarb  & Tanzman,
  Director since 1990                                  Industrial  and  Commercial  Brokerage
                                                       Firm,    Woodbridge,    New    Jersey.
                                                       Director  of First  Sentinel  Bancorp,
                                                       Inc.,   Holding   Company   for  First
                                                       Savings   Bank,   Perth   Amboy,   New
                                                       Jersey,  and  Chairman of the Board of
                                                       Raritan Bay Medical Center.
                                                    Chairman  of  Nominating   Committee  and
                                                       Member of  Executive  Development  and
                                                       Compensation   Committee  and  Pension
                                                       Committee.

J. Richard Tompkins                  63             Chairman  of the  Board  of  the  Company
   Director since 1981                                 since  May 2001 and prior to that date
                                                       was   Chairman   of  the   Board   and
                                                       President   since   May   1990.   Past
                                                       President of National  Association  of
                                                       Water  Companies  and  Director of New
                                                       Jersey     Utilities      Association.
                                                       Director,  Chairman  and  President of
                                                       Tidewater   Utilities,   Inc.   (TUI);
                                                       Director of Pinelands  Water  Company,
                                                       Pinelands   Wastewater   Company   and
                                                       Bayview  Water  Company;  and Director
                                                       and   President  of  Utility   Service
                                                       Affiliates,  Inc., and Utility Service
                                                       Affiliates    (Perth    Amboy)   Inc.,
                                                       subsidiaries of the Company.  Director
                                                       and    Chairman    of   White    Marsh
                                                       Environmental    Systems,    Inc.,   a
                                                       subsidiary of TUI.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR PROPOSAL 1.
                                    ---


_______________

(1)     See Footnote on page 4.


                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 2002 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR

                                       Expiration               Business Experience
    Name, Period Served as            Date of Term             During Past Five Years
     Director of Company        Age     And Class              And Other Affiliations
     -------------------        ---     ---------              ----------------------

John C. Cutting                  65       2003       Retired.   Formerly   Consulting   Senior
  Director since 1997                    Class I        Engineer,     Science     Applications
                                                        International             Corporation,
                                                        specialists  in  information,   energy
                                                        and  military   systems,   Pittsburgh,
                                                        Pennsylvania.
                                                     Chairman of Pension  Committee and Member
                                                        of  Audit   Committee   and  Executive
                                                        Development      and      Compensation
                                                        Committee.

John P. Mulkerin (1)             64       2003       President,  Chief  Executive  Officer  and
  Director since 1997                    Class I         Director  of First  Sentinel  Bancorp,
                                                         Inc.,   Holding   Company   for  First
                                                         Savings   Bank,   Perth   Amboy,   New
                                                         Jersey.   Director  of  FSB  Financial
                                                         Corp.,  Raritan Bay Medical Center and
                                                         Daytop Village Foundation.
                                                     Chairman of Audit  Committee and Member of
                                                         Nominating and Pension Committees

Stephen H. Mundy                 68       2004       Retired.   Formerly  Vice  President,   A.
  Director since 1977                   Class II        Stanley  Mundy,  Inc.,  Public  Utility
                                                        Contractor, Virginia Beach, Virginia.
                                                     Chairman  of  Executive   Development  and
                                                        Compensation  Committee  and  Member of
                                                        Nominating Committee.

Dennis G. Sullivan               60       2003       President  and  General   Counsel  of  the
   Director since 1999                   Class I        Company  since May 2001,  prior to that
                                                        date  was  Senior  Vice  President  and
                                                        General  Counsel  since  July  2000 and
                                                        prior to that  date was Vice  President
                                                        and  General  Counsel  since  May 1990.
                                                        Director and  Assistant  Secretary  and
                                                        Assistant    Treasurer   of   Tidewater
                                                        Utilities,  Inc.  (TUI);  Director  and
                                                        Chairman  of  Pinelands  Water  Company
                                                        and   Pinelands   Wastewater   Company;
                                                        Director     of     Utility     Service
                                                        Affiliates,  Inc., and Utility  Service
                                                        Affiliates   (Perth  Amboy)  Inc.,  and
                                                        Director   and   President  of  Bayview
                                                        Water  Company,   subsidiaries  of  the
                                                        Company.   Director,   of  White  Marsh
                                                        Environmental    Systems,    Inc.,    a
                                                        subsidiary of TUI.
_______________

     (1) The Company has established a $10,000,000 line of credit with First Savings Bank, Perth Amboy, New Jersey. At December 31, 2001, there was an outstanding loan of $1,125,000 at an interest rate of 3.65% with First Savings Bank.

                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 29, 2002, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive
Officers named in the table appearing under Executive Compensation and all elected Directors and Executive Officers as a group. Jeffries Shein owned 1.46% of the shares outstanding on March 29, 2002. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 29, 2002.

                                                      Amount and Nature
                                                      of Beneficial
                              Name                        Ownership
                              ----                        ---------
                      Directors
                        John C. Cutting                     24,569
                        John R. Middleton                    2,079
                        John P. Mulkerin                     5,250
                        Stephen H. Mundy                    30,005
                        Jeffries Shein*                    111,771
                        Dennis G. Sullivan                  10,615
                        J. Richard Tompkins**               36,750
                      Named Executive Officers
                        Walter J. Brady                     15,806
                        A. Bruce O'Connor                   10,284
                        Ronald F.Williams                    7,126

All elected Directors and Executive Officers as a group
including those named above (11)                           275,684***

_____________
     * Disclaims beneficial ownership of 3,771 additional shares. ** Disclaims beneficial ownership of 700 additional shares.
   ***  3.60% of the shares outstanding on March 29, 2002.

     The following table sets forth information made known to the Company as of March 25, 2002, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                Number of Shares
                                               Beneficially Owned
                                                   and Nature of        Percent
           Name and Address                   Beneficial Ownership (1)  of Class
           ----------------                   ------------------------  --------

           Verona Construction Company              494,700              6.46%
           Wilmington, Delaware 19801

____________
(1) Beneficial owner has sole power to vote and dispose of such shares.

                                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 2001, 2000 and 1999 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                          SUMMARY COMPENSATION TABLE
                                                             Restricted          All
         Name and                                              Stock        Other Annual
    Principal Position       Year      Salary      Bonus       Award        Compensation
    ------------------       ----      ------      -----       -----        ------------
                                                                (1)              (2)
J. Richard Tompkins           2001      $276,631           --     $ 26,180     $  9,003
Chairman of the Board and     2000      $273,400           --     $ 43,700     $  8,845
 Chief Executive Officer      1999      $265,000     $ 10,192     $ 51,700     $  9,416

Richard A                     2001      $199,500           --           --     $  5,082
Russo             (3)         2000      $182,400           --     $ 23,300     $  7,119
Executive Vice President      1999      $176,000     $  6,769     $ 25,850     $  6,512


Dennis G. Sullivan            2001      $164,246           --     $ 13,090     $  7,379
President & General           2000      $142,862           --     $ 23,300     $  5,786
  Counsel and Chief           1999      $130,000     $  5,000     $ 25,850     $  5,577
  Operating Officer

Walter J. Brady               2001      $142,169           --     $ 13,090     $  6,301
Senior Vice President -       2000      $139,400           --     $ 23,300     $  5,671
   Administration             1999      $133,000     $  5,115     $ 25,850     $  5,400


A. Bruce O'Connor             2001      $140,016           --     $ 13,090     $  5,086
Vice President and            2000      $135,400           --     $ 23,300     $  4,882
  Controller and Chief        1999      $128,000     $  4,923     $ 25,850     $  4,710
    Financial Officer

Ronald F. Williams            2001      $133,939           --     $ 13,090     $  5,106
Vice President -              2000      $128,400           --     $ 23,300     $  4,837
Operations                    1999      $122,000     $  4,692     $ 25,850     $  4,837



     (1) The number and value of Restricted Stock held in escrow as of December 31, 2001, were as follows: Mr. Tompkins - 11,700/$264,572; Mr.
          Sullivan - 5,400/$122,110;  Mr. Brady - 5,400/$122,110; Mr. O'Connor -
          5,400/$122,110  and Mr.  Williams -  5,400/$122,110.  Upon Mr. Russo's
          retirement on July 1, 2001, restrictions lapsed on 2,450 shares previously held in escrow for his benefit. At that same time, another 2,450 shares held in escrow for Mr. Russo were forfeited and returned to the Company. Generally, the restrictions lapse on these awards five years from the date of grant. The restrictions also lapse in the event of a change in control of the Company. All dividends on these shares are paid to the awardees.

     (2) Includes employer contributions to the Company's defined contribution plan and life insurance premiums for 2001: Mr. Tompkins ($5,950 and $3,053), Mr. Russo ($3,798 and $1,284), Mr. Sullivan ($5,735 and
          $1,644), Mr. Brady ($4,962 and $1,399), Mr. O'Connor ($4,887 and $199)
          and Mr. Williams ($4,674 and $432); for 2000: Mr. Tompkins ($5,950 and $2,895), Mr. Russo ($5,950 and $1,169), Mr. Sullivan ($4,962 and
          $824), Mr. Brady ($4,841 and $830), Mr. O'Connor ($4,697
     and $186) and Mr. Williams ($4,270 and $567); for 1999: Mr. Tompkins ($5,600 and $3,816), Mr. Russo ($5,600 and $912), Mr. Sullivan ($4,550 and
     $1,027), Mr. Brady ($4,341 and $1,059) , Mr. O'Connor ($4,480 and $230) and
     Mr. Williams ($4,270 and $567).

     (3)  Richard A. Russo retired on July 1, 2001.


                            COMPENSATION OF DIRECTORS

     A Director who is not an officer of the Company or its subsidiaries is paid an annual retainer of $8,100 and a fee of $600 for attendance at Board of Directors (Board) meetings; a fee of $300 for attendance at special meetings of the Board and a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $400 for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $300 for each meeting of the Board attended.


                     COMPENSATION PURSUANT TO PENSION PLANS

            Annual Benefit based on Compensation and Years of Service

     Remuneration                             Years of Service
    -------------- ----------------------------------------------------------------------
                      15         20          25           30           35         45
                   ---------- ---------- ------------  ----------   --------- -----------
      $100,000      $56,640    $56,640    $56,640       $56,640     $56,640    $70,534
      $125,000      $75,390    $75,390    $75,390       $75,390     $75,390    $90,284
      $150,000      $94,140    $94,140    $94,140       $94,140     $94,140    $110,034
      $175,000     $112,890   $112,890    $112,890     $112,890    $112,890    $125,834
      $200,000     $131,640   $131,640    $131,640     $131,640    $131,640    $131,640
      $225,000     $150,390   $150,390    $150,390     $150,390    $150,390    $150,390
      $250,000     $169,140   $169,140    $169,140     $169,140    $169,140    $169,140
      $300,000     $206,640   $206,640    $206,640     $206,640    $206,640    $206,640

     All employees, including the named executives, who receive pay for 1,000 hours during the year are included in the Company's Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory trusteed Qualified Plan, current service costs are funded annually. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee's benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 2001 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

     During the year 2001, the Company was not required to make a statutory contribution to the Qualified Plan.

     The estimated credited years of service based on normal retirement at age 65 includes 22 years, 44 years, 22 years, 33 and 19 years for Messrs. Tompkins, Brady, Sullivan, O'Connor and Williams, respectively.

     Supplemental Executive Retirement Plan - The named executive officers are eligible to participate in the deferred compensation plan known as the Supplemental Executive Retirement Plan (Executive Plan) at the discretion of the Board of Directors.

     A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Plan. In certain cases further reductions are made for benefits from other employment. Generally, a participant is vested at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary. Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

     The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Executive Plan, except that upon a change of control the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet its obligations under the Executive Plan. In any event, the benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase corporate-owned life insurance as a means of satisfying its obligation under the Executive Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Executive Plan provisions. For the year 2001 the Company paid life insurance premiums totaling $0.1 million for Messrs. Tompkins, Russo, Brady, O'Connor, Sullivan and Williams, which provides a pre-retirement net death benefit of 1-1/2 times base salary at date of death.

     Defined Contribution Plan - Under its 401(k) Plan, the Company matches 100% of that portion of the employee contribution that does not exceed 1% of base pay, plus an additional 50% of that portion from 2% to 6% of base pay. Distributions under the 401(k) Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions.

     Change of Control Agreements - The Company has change of control termination agreements with the named executive officers, and the other executive officers. These agreements provide that if the executive is terminated by the Company, other than for death, disability, cause (as defined in the agreement) or good reason (as defined in the agreement) within three years after a change of control, the executive is entitled to receive (a) a lump sum severance payment equal to the sum of three times the executive's average total compensation for the five years prior to the termination; (b) continued coverage for three years under any health or welfare plan in which the executive and the executive's dependents were participating; and (c) an additional amount sufficient to pay any additional tax liability resulting from the severance payments and benefits under this, and any other plans or agreements. In addition, the executive will be entitled to receive benefits under the Executive Plan, at the executive's otherwise normal retirement date, with such benefits calculated as if the executive had continued employment to age 65, unless the executive elects to receive such benefits at a lesser amount at termination. Further, all restricted stock held by the executive will become unrestricted (with respect to the plan's five year holding period) upon a change of control.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the 2001 Executive Development and Compensation Committee were John C. Cutting, Stephen H. Mundy and Jeffries Shein. During 2001, no member of the Executive Development and Compensation Committee was an officer or employee of the Company or a subsidiary.

                EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

Overview

     The Executive Development and Compensation Committee of the Board of Directors administers the compensation program for executive officers of the Company. The Committee for the year 2002 is composed of three independent
Directors: John C. Cutting, Stephen H. Mundy and Jeffries Shein. The Committee is responsible for setting and administering the policies that govern annual compensation and Restricted Stock awards. The full Board of Directors approves policies and plans developed by the Committee.

     The Committee's compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company's success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

     The Committee meets with Mr. Tompkins to evaluate the performance of the other executive officers and meets in the absence of Mr. Tompkins to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

Salary Compensation

     Base salary levels are reviewed annually using compensation data produced by an independent compensation consultant for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual's efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company's financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

     The factors and criteria upon which Mr. Tompkins' compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate, which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the CEO, the Committee has taken particular note of management's success with respect to the growth of the Company.

Restricted Stock

     The Company maintains a restricted stock plan for the purpose of attracting and retaining key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and its subsidiaries. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant's ability to contribute to the overall success of the Company.

     The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.

                   Year 2002 Executive Development and Compensation Committee
                                        Stephen H. Mundy, Chairman
                                        John C. Cutting
                                        Jeffries Shein


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the MWCo Board of Directors is composed of three independent directors. It operates under a written charter adopted by the Board of Directors.

     Management is responsible for MWCo's financial statements and internal controls. The independent accountants of MWCo, Deloitte & Touche LLP, are responsible for performing an independent audit of MWCo's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that MWCo's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which includes, among other things:

     o    Changes in significant accounting policies;

     o The process used by management in formulating accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates;

     o Any disagreements, if any, with management over the application of accounting principles;

     o    Audit adjustments; and

     o    Disclosures in the financial statements.

     The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm's independence with respect to MWCo and its management. The Committee has considered whether the independent accountants' provision of non-audit services to MWCo is compatible with maintaining their independence.

     Based on the Committee's discussions with management and the independent accountants, the Committee's review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in MWCo's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                             Year 2002 Audit Committee
                                               John P. Mulkerin, Chairman
                                               John C. Cutting
                                               John R. Middleton, M.D.

                             STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) of a $100 investment for the Company's Common Stock, a peer group of investor-owned water utilities, and the Wilshire 5000 Stock Index for the period of five years commencing December 31, 1996. The current peer group includes American States Water Company, American Water Works Company, Inc., Artesian Resources Corp., California Water Service Company, Connecticut Water Service, Inc., Pennichuck Corp., Philadelphia Suburban Corporation, SJW Corp., Southwest Water Company, York Water Company and the Company. As a result of the terminated merger of SJW Corp., it was added back to the Peer Group. The Wilshire 5000 Stock Index measures the performance of all U.S. headquartered equity securities with readily available price data.


             [GRAPHI-STOCK PERFORMANCE GRAPH-PLOTTED POINTS BELOW]
     --------------- ----------- ----------- ---------- ---------- ---------- ------------
                      12/31/96    12/31/97   12/31/98   12/31/99   12/31/00    12/31/01
     --------------- ----------- ----------- ---------- ---------- ---------- ------------
     Middlesex          $100        $141        $160       $221      $244        $254
     --------------- ----------- ----------- ----------- --------- ---------- ------------
     Peer Group          100         138         172        145       187         241
     --------------- ----------- ----------- ----------- --------- ---------- ------------
     Wilshire 5000       100         131         162       200        178         159
     --------------- ----------- ----------- ----------- --------- ---------- ------------

PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of the Company for the year 2002, subject to the approval of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

     Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                              ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal year ending December 31, 2001, by the Company's accounting firm, Deloitte & Touche LLP:


                    Audit Fees                            $99,000{a}
                    Financial Information Systems  $            0{b}
                    All Other Fees                 $       66,745{c} {d}
__________

{a} Audit Fees - The aggregate fees billed by Deloitte & Touche LLP, for professional services rendered for the audit of the annual consolidated financial statements and the review of the financial statements included in quarterly reports on Form 10-Q of Middlesex Water Company for the year ended December 31, 2001 totaled $99,000.

{b} Financial Information Systems Design and Implementation Fees - No fees were billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems and implementation for the year ended December 31, 2001.

{c} All Other Fees - The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the year ended December 31, 2001 were $66,745, representing audit and non-audit related services. Audit related services include fees for the audits of benefit plans ($15,000). Non-audit related services include fees related to preparation of Tax Returns and Tax related services ($34,205) and a Human Resources Survey ($17,540). Deloitte &
     Touche has recently announced its intent to separate Deloitte Consulting from Deloitte Touche Tohmatsu.

{d} The Audit Committee has considered whether the provision of these services is compatible with maintaining the accounting firm's independence.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         SHAREHOLDERS VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP.
                           ---

PROPOSAL 3

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
         INCREASE THE AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO
                                20,000,000 SHARES

     The Board of Directors unanimously recommends that the stockholders approve an amendment to the Company's Restricted Certificate of Incorporation increasing the authorized Common Stock, without par value, from 10,000,000 shares to 20,000,000 shares. The text of the proposed amendment is attached hereto as Appendix A.

     As of March 29, 2002, 7,659,224 shares of the 10,000,000 shares of Common. Stock presently authorized were outstanding. 2,000,000 shares have been reserved for issuance for other purposes, including the Dividend Reinvestment and Common Stock Purchase Plan.

     The Board of Directors believes that it would be in the best interests of the Company to have additional shares available for issuance at its discretion for acquisitions, financings, stock dividends or splits, and other corporate purposes. The Company has no specific plans and there are no commitments, understandings or negotiations at this time with respect to the issuance of additional shares of Common stock. The proposed amendment would not change the terms of the Common stock, which does not have preemptive rights. No further stockholder authorization for the issuance of the additional shares will be solicited prior to issuance.

     The power of the Board of Directors to issue additional shares of Common Stock (within the limits imposed by applicable law) with voting or other rights which might impede or discourage a takeover attempt, may make the Company a less attractive takeover candidate, and may deter takeover attempts not approved by the Board in which stockholders might receive for some or all of their shares a substantial premium above market value at the time such takeover bid is made.

  Vote Required for Proposal 3

     The amendment of Article 7A of the Restated Certificate of Incorporation, which constitutes Proposal 3, will require the affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock voting at the 2002 Annual Meeting (assuming the presence of a quorum).

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
           THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.


                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, must receive it not later than December 18, 2002, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


                                  OTHER MATTERS

     The management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

                     MINUTES OF 2001 MEETING OF STOCKHOLDERS

     The minutes of the 2001 meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

                                    By Order of the Board of Directors,

                                     /S/MARION F. REYNOLDS
                                     ---------------------
                                     MARION F. REYNOLDS
                                     Secretary


  Iselin, New Jersey
  April 16, 2002

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2001 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 732-634-1500, ext. 212, or by mail to Marion F. Reynolds, Vice President, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830.

                                   APPENDIX A
                   PROPOSED AMENDMENT OF THE FIRST SENTENCE OF
             ARTICLE 7A OF THE RESTATED CERTIFICATE OF INCORPORATION

     ARTICLE 7A. The total authorized capital stock of the Company is 20,240,497 shares, divided into 20,000,000 shares of common stock without par value, 140,497 shares of preferred stock without nominal or par value and 100,000 shares of preference stock without nominal or par value.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             MIDDLESEX WATER COMPANY
                                1500 Ronson Road
                          Iselin, New Jersey 08830-3020
                                  732-634-1500
                             www.middlesexwater.com

                              [GRAPHIC-STREET MAP]]

                      DIRECTIONS TO MIDDLESEX WATER COMPANY

     FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to third traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to third traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

     FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto the Garden State Parkway North and follow above directions.

     FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road and follow above directions.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                            MIDDLESEX WATER COMPANY

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 22,2002

     The undersigned stockholder(s) hereby appoint(s) John C. Cutting and Dennis
G. Sullivan, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on March 29, 2002, at the annual meeting of shareholders to be held on May 22, 2002, at 11:00 a.m., local time or any adjournment thereof.

1.   Election of  Directors,  Nominees for Class III term  expiring in 2005 are:
     John R.Middleton, M.D., Jeffries Shein and J. Richard Tompkins

                                With-           For All
                For             hold            Except
                [_]              [_]              [_]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and writethat nominee's name in the space provided below.

2. Approve the appointment of Deloitte & Touche LLP as auditors for the Company for the year 2002.

                For             Against                 Abstain
                [_]              [_]                       [_]

3. Approve the amendment to the Restated Certificate of Incorporation to increase the Authorized Common Stock from 10,000,000 shares to 20,000,000 shares.

                For             Against                 Abstain
                [_]              [_]                       [_]

     In their discretion, the Proxies are authorized to voteupon such other business that may properly come before the meeting.

     PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [_]


     If this Proxy is properly executed andreturned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated asdirectors, and FOR proposals number 2 and 3.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          Please be sure to sign and date this Proxy in the box below.

              ___________________________________________________
                                      Date

              ___________________________________________________
                             Shareholder sign above

              ___________________________________________________
                          Co-holder (if any) sign above

 => Detach above card, sign, date and mail in postage paid envelope provided. =>

               MIDDLESEX WATER COMPANY c/o Registrar and Transfer
            Company 10 Commerce Drive Cranford, New Jersey 07016-3572
                             www.middlesexwater.com

--------------------------------------------------------------------------------
    PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach a corporate seal. For joint account, each joint owner should sign.

                               PLEASE ACT PROMPTLY

       BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR NOT YOU
      ELECT TO BE PRESENT IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY AS
                           NAMES APPEAR ON THIS PROXY.

                                    THANK YOU

--------------------------------------------------------------------------------
Annual Meeting of Shareholders - May 22, 2002, at 11:00 a.m. Middlesex Water Company - 1500 Ronson Rd., Iselin, NJ

IF YOUR ADDRESS HAS CHANGED, PLEASE PRINT YOUR NEW ADDRESS IN THE SPACE PROVIDED
    BELOW AND RETURN THIS PORTION WITH YOUR PROXY IN THE ENVELOPE PROVIDED.

______________________________

______________________________

______________________________